Exhibit 3.55

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:28 PM 08/24/2012
FILED 12:13 PM 08/24/2012
SRV 120968678 - 5203397 FILE

CERTIFICATE OF INCORPORATION
OF
ASP HH1 ACQUISITION CO., INC.

THE UNDERSIGNED, being a natural person for the purpose of organizing a corporation under the Delaware General Corporation Law (the “DGCL”), hereby certifies that:

FIRST:        The name of the corporation is ASP HHI Acquisition Co., Inc. (the “Corporation”).

SECOND:                                         The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

THIRD:   The purpose of the Corporation is to engage in any and all lawful acts or activities for which corporations may be organized under the DGCL, as from time to time amended.

FOURTH:                                        The total number of shares of capital stock that the Corporation shall have authority to issue is 1,000 shares of common stock, par value $0.001 per share.

FIFTH:       The name and mailing address of the incorporator of the Corporation are Eric L. Schondorf, c/o American Securities LLC, 299 Park Avenue, 34th Floor, New York, NY 10171.

SIXTH:     In furtherance and not in limitation of the powers conferred by law, subject to any limitations contained elsewhere in this Certificate of Incorporation, bylaws of the Corporation may be adopted, amended or repealed by a majority of the Board of Directors of the Corporation (the “Board of Directors”), but any bylaws adopted by the Board of Directors may be amended or repealed by the stockholders entitled to vote thereon. Election of directors need not be by written ballot.

SEVENTH: In addition to the powers and authority herein before or by statute expressly conferred upon them, the Board of Directors is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Certificate of Incorporation and the bylaws of the Corporation.

EIGHTH:                                          The number of directors of the Corporation shall be fixed from time to time by the bylaws or amendment thereof adopted by the Board of Directors.

NINTH:   (a) A director of the Corporation shall not be personally liable either to the Corporation or to any stockholder thereof for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions that are not in good faith or that involve intentional misconduct or knowing violation of the law, (iii) for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the DGCL or any amendment thereto or successor provision thereto or (iv) for any transaction from which the director shall have derived an improper personal benefit. Neither amendment nor repeal of this paragraph (a) nor the adoption of any provision of this Certificate of Incorporation inconsistent with this paragraph (a) shall eliminate or reduce the effect of this paragraph (a) in respect of any matter occurring, or any cause of action, suit or claim that, but for this paragraph (a) of this Article Ninth, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

(b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law, and the Corporation may adopt bylaws or enter into agreements with any such person for the purpose of providing for such indemnification.

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IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Incorporation on this 24th day of August, 2012.

By:	/s/ Eric L. Schondorf
Name:	Eric L. Schondorf
Title:	Sole Incorporator

[CERTIFICATE OF INCORPORATION OF ASP HHI ACQUISITION CO., INC.]

State of Delaware Secretary of State Division of Corporations Delivered 04:55 PM 10/05/2012 FILED 04:50 PM 10/05/2012 SRV 121105315 - 5203397 FILE

CERTIFICATE OF MERGER
OF
HHI INTERMEDIATE GROUP HOLDINGS, LLC
(a Delaware limited liability company)

WITH AND INTO

ASP HHI ACQUISITION CO., INC.
(a Delaware corporation)

Pursuant to Section 18-209 of the Delaware Limited Liability Company Act (the “DLLCA”), ASP HHI Acquisition Co., Inc., a Delaware corporation (“ASP”), does hereby certify to the following facts relating to the merger of HHI Intermediate Group Holdings, LLC, a Delaware limited liability company (“HHI”), with and into ASP (the “Merger”):

FIRST: The name and jurisdiction of formation or incorporation of each constituent entity which is a party to the Merger is as follows:

Name	Jurisdiction
HHI Intermediate Group Holdings, LLC	Delaware
ASP HHI Acquisition Co., Inc.	Delaware

SECOND: An Agreement and Plan of Merger, dated as of October 5, 2012, by and between ASP and HHI (the “Merger Agreement”), setting forth the terms and conditions of the Merger, has been approved, adopted, certified, executed and acknowledged by ASP and HHI in accordance with Section 18-209 of the DLLCA and Section 264(c) of the General Corporation Law of the State of Delaware (the “DGCL”).

THIRD: The name of the surviving corporation (the “Surviving Corporation”) is ASP HHI Acquisition Co., Inc.

FOURTH: The certificate of incorporation of ASP as now in force and effect, shall continue to be the certificate of incorporation of the Surviving Corporation until amended and changed pursuant to the provisions of the DGCL.

FIFTH: The Merger shall become effective upon the filing of this Certificate of Merger in the Office of the Secretary of State of the State of Delaware.

SIXTH: The full text of the executed Merger Agreement is on file at the principal place of business of the Surviving Corporation, the address of which is as follows:

ASP HHI Acquisition Co., Inc.
299 Park Avenue, 34th Floor
New York, NY 10171

SEVENTH: A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any member of HHI or any stockholder of ASP.

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IN WITNESS WHEREOF, this Certificate of Merger is hereby executed as of this 5th day of October, 2012.

ASP HHI ACQUISITION CO., INC.

By:	/s/ Eric L. Schondorf
Name:	Eric L. Schondorf
Title:	Vice President and Secretary

[CERTIFICATE OF MERGER]

State of Delaware Secretary of State Division of Corporations Delivered 03:41 PM 09/23/2014 FILED 03:41 PM 09/23/2014 SRV 141209723 - 5203397 FILE

STATE OF DELAWARE
CERTIFICATE OF CHANGE OF REGISTERED AGENT
AND/OR REGISTERED OFFICE

The corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1.                                     The name of the corporation is ASP HHI ACQUISITION CO., INC.

2.                                     The Registered Office of the corporation in the State of Delaware is changed to Corporation Trust Center 1209 Orange (Street), in the City of Wilmington, County of New Castle Zip Code 19801. The name of the Registered Agent at such address upon whom process against this Corporation may be served is THE CORPORATION TRUST COMPANY.

3.                                     The foregoing change to the registered office/agent was adopted by a resolution of the Board of Directors of the corporation.

By:	/s/ Liela Morad
Authorized Officer

Name:	Liela Morad
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